UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) September 21, 2011

Overstock.com, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

6350 South 3000 East

Salt Lake City, Utah 84121

(Address of principal executive offices)

(801) 947-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03  — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in response to Item 8.01 is incorporated herein.

Item 8.01 — Other Events

On September 21, 2011, Overstock.com, Inc. (the “Company”) completed its previously-announced redemption of the Company’s 3.75% Convertible Senior Notes due December 1, 2011 (the “Notes”) by depositing the full amount of the redemption price for the outstanding Notes with the paying agent for the Notes.  The Company funded the redemption of the Notes with a combination of cash on hand and a $17 million draw under its Financing Agreement with U.S. Bank National Association. Amounts due under the Financing Agreement are due on December 31, 2012. The Financing Agreement contains standard default provisions. In addition, the Company's failure to keep at least $20 million on deposit in certain accounts with U.S. Bank would constitute a "triggering event" under the Financing Agreement. As described in the Company's prior reports, the Company is also a party to a Master Lease Agreement and a Financial Covenants Rider and related documents (collectively, the "Master Lease Agreement") with U.S. Bancorp Equipment Finance, Inc. — Technology Finance Group ("Lessor"), an affiliate of U.S. Bank National Association, which requires the Company to maintain a minimum liquidity (defined as cash plus marketable securities) of $30 million in the aggregate (which amount includes any minimum liquidity required under the Financing Agreement) at all times on deposit with U.S. Bank National Association until all amounts owed under the Master Lease Agreement are paid in full. The Master Lease Agreement provides that the Company is permitted to withdraw the funds on deposit with U.S. Bank National Association at the Company's discretion, although its failure to maintain a minimum liquidity of $30 million would be an Event of Default under the Master Lease Agreement. An Event of Default under the Master Lease Agreement would cause an Event of Default under the Financing Agreement.  A copy of the press release issued by the Company on September 21, 2011 regarding the redemption of the Notes is furnished herewith as Exhibit 99.1.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits.

99.1     Press release dated September 21, 2011.

Certain statements contained in this Form 8-K, including all statements other than statements of historical fact, may constitute “forward-looking statements.” The forward-looking statements include all statements regarding the redemption of the Notes. In addition to the uncertainty of all forward-looking information, there are specific risks identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on February 28, 2011, as updated by the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 filed with the SEC on July 28, 2011, that the Company faces that could cause actual results to be materially different from those that may be set forth in forward-looking statements made by the Company. There also may be additional risks that the Company does not presently know or that it currently believes are immaterial which could also impair its business and results of operations. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ Stephen J. Chesnut
Stephen J. Chesnut
Senior Vice President, Finance and Risk Management
Date:	September 21, 2011